(GATX LOGO)                                                         NEWS RELEASE


FOR RELEASE:  IMMEDIATE

GATX CORPORATION REPORTS 2006 FOURTH QUARTER AND FULL-YEAR RESULTS; BOARD OF DIRECTORS AUTHORIZES $300 MILLION SHARE REPURCHASE PROGRAM


CHICAGO, January 25 -- GATX Corporation (NYSE:GMT) today reported 2006 fourth quarter and full-year results. Per share results for the fourth quarter and full year ending December 31 are summarized below:

                                                               Three Months                Twelve Months Ended
                                                            Ended December 31                  December 31
                                                        ---------------------------      -------------------------
PER DILUTED SHARE                                          2006           2005              2006           2005
-----------------                                       ------------    -----------      ----------     ----------
Income from Continuing Operations                       $   .50        $   .19            $ 2.63         $ 1.94
Income (Loss) from Discontinued Operations                  .11          (2.37)             (.63)         (1.96)
                                                            ---         ------             -----         ------
    Total                                               $   .61        $ (2.18)           $ 2.00         $ (.02)


      In the third quarter of 2006, GATX signed an agreement to sell the majority of its aircraft leasing business to Macquarie Aircraft Leasing Limited
(MALL). As a result, the aircraft leasing segment is reported as discontinued operations and prior periods have been restated to conform to the current presentation.

      In the 2006 fourth quarter, net income from continuing operations was $27.7 million or $.50 per diluted share, compared with net income of $9.4 million or $.19 per diluted share in the fourth quarter of 2005. The fourth quarter of 2005 included $9.9 million or $.19 per diluted share of tax expense associated with the repatriation of foreign earnings.

      Net income from continuing operations for the full-year 2006 was $150.5 million or $2.63 per diluted share, including a total of $9.9 million or $.16 per diluted share of benefits from a tax rate change, and derivative activity at an affiliate. This compares with $105.6 million or $1.94 per diluted share in the prior year, which included the aforementioned tax expense from repatriation of foreign earnings.

      Highlights for the 2006 fourth quarter and year include:

      - Utilization of Rail's North American fleet remained at 99% and the lease renewal success rate remained at a historical high throughout 2006. In the fourth quarter, lease renewal rates increased 19% over expiring rates and average renewal lease term remained long at 70 months, both on a basket of common car types.

      - Investment volume in 2006 exceeded levels achieved in 2005 and 2004. Total investment volume reached $763 million in 2006, up from $503 million in 2005 and $535 million in 2004.

      - On November 30, 2006, GATX sold its wholly-owned aircraft to MALL. On January 17, 2007, GATX sold its interests in joint venture aircraft to MALL, completing GATX's exit from the aircraft leasing business.

      - American Steamship Company (ASC) results improved in 2006 due to the contribution from the six vessels purchased in June from Oglebay Norton, increasing rates, and favorable operating conditions on the Great Lakes.

      Brian A. Kenney, president and CEO of GATX, stated, "Our 2006 results reflect continuing strength in our markets. Net income from continuing operations increased substantially over 2005. We grew our rail, marine and industrial equipment assets while maintaining our disciplined investment approach. We also improved the risk profile of the Company through the sale of the air business, and this is reflected in our higher credit ratings. GATX earned a return on equity from continuing operations of approximately 14% in 2006 -- a return that I believe is attractive on a risk-adjusted basis given our new business mix.

      "We expect that GATX will show continued improvement in financial returns in 2007. Average lease rates in Rail should continue increasing, and we will work hard to continue extending average lease terms. We invested $534 million in rail assets in 2006, representing a 33% increase over 2005 investment volume of $403 million. This is encouraging given the historically high price for new railcars and intense competition in the secondary market. Despite signs of increasing weakness in certain segments of the freight car market, we expect Rail's income contribution to increase significantly in 2007."

      Mr. Kenney continued, "Net income at Specialty was down slightly in 2006, as the shipping market cooled from its record-breaking performance in 2005. Vessel utilization remained high and even with the expected decrease in rates, our shipping joint ventures performed very well. We expect similar results from these joint ventures in 2007. Asset remarketing income, primarily from the managed portfolios, was stronger than originally expected in 2006. In 2007, we expect Specialty's income contribution to decline versus 2006 as we do not anticipate the same level of remarketing gains that were achieved in the prior year.

      "ASC's operating performance in 2006 improved due to the contribution of the six vessels acquired in June and the strong market environment. We expect similar operating performance in 2007. Due to this acquisition and the sale of the Air leasing business, we will break out ASC as a segment for financial reporting purposes, beginning with the Form 10-K to be filed later this quarter.

      "As a result of the successful completion of the Air sale and factors such as our current outlook for investment volume and leverage, the GATX Board of Directors has authorized a $300 million share repurchase program. This authorization enables GATX to return a sizable portion of the net Air sale proceeds to shareholders while also providing the continued flexibility to invest in rail, marine, and industrial equipment assets -- and to do so even more aggressively when warranted by asset prices."

      Mr. Kenney concluded, "We look forward in 2007 to capitalizing on continued strength in the rail market and more fully capturing the benefits of refocusing the Company on its most attractive assets. We expect 2007 income from continuing operations to be in the range of $2.90-$3.10 per diluted share, representing a substantial increase over 2006 levels. This reflects expectations for continued improvement in Rail's income contribution, a decrease in Specialty's income versus recent high levels, and the positive impact of a lower share count."

GATX RAIL

      Rail reported net income of $26.9 million in the fourth quarter of 2006, compared with $17.9 million in the fourth quarter of 2005. For the full year, Rail reported $116.4 million in net income versus $81.7 million in 2005. Net income increased year over year primarily due to an increased number of cars on lease, higher average lease rates, improved contributions from European operations, and increased remarketing income. The 2006 full-year results include $4.0 million of after-tax benefit related to derivative activity at an affiliate and $5.9 million of deferred tax benefits from an enacted reduction in Canadian statutory tax rates, while the 2005 fourth quarter and full-year results included $5.3 million of tax expense related to the repatriation of foreign earnings.

      At December 31, 2006, Rail's North American fleet totaled more than 110,000 cars and fleet utilization remained at 99% each quarter in 2006, up from 98% at year end 2005.

      During the fourth quarter, lease renewal pricing on a basket of Rail's most common car types increased 19% over expiring lease rates, comparable to the prior quarter. Rail also extended the average term on basket renewals during the fourth quarter to 70 months, compared with 62 months in the fourth quarter of 2005. This action is expected to temper future earnings volatility.

      Total investment volume at Rail was $534 million, up from $403 million in 2005 and $490 million in 2004. Rail acquired 6,302 cars for its North American fleet during 2006, comprised of 3,495 new and 2,807 used railcars, and sold or scrapped 3,975 cars. These actions created net growth in the fleet of more than 2,300 cars during the year. Many of the new railcars were acquired at advantaged prices through our Committed Purchase Program. Additionally, Rail's success in acquiring used railcars is a result of a proactive initiative to target certain used car types. Rail also identified additional attractive investment opportunities in Europe, investing more than $45 million in this important market.

      In macroeconomic data related to Rail's business, North American manufacturing capacity utilization, as reported by the Federal Reserve, was 82% in December 2006, up from 81% in the same period 2005. Backlogs at the railcar manufacturers, as reported by the Railway Supply Institute, totaled nearly 86,000 cars at the end of the fourth quarter 2006, up from approximately 69,000 during the same period 2005 and down from 88,000 in the third quarter 2006. Carloadings on the U.S. rails, excluding intermodal, as reported by the Association of American Railroads, increased 1.2% over 2005. Chemical shipments were down 1.1% in 2006 versus 2005.

GATX SPECIALTY

      Specialty reported net income of $7.0 million in the fourth quarter of 2006 compared with $4.8 million in the prior year period. For the full-year 2006, Specialty reported net income of $55.1 million, compared with $60.9 million in 2005. Both 2006 and 2005 results reflect very strong remarketing activity. The 2006 results also reflect marine joint venture income that slowed as expected from record levels in 2005.

      Remarketing gains in 2006 were robust, totaling $27.9 million, comprised of $.8 million from gains on sales of owned assets and $27.1 million in residual sharing income from the managed portfolio. Similarly, in 2005, remarketing gains at Specialty totaled $28.1 million. These high levels of remarketing activity are not expected to occur again in 2007.

      Note that the Specialty segment now includes the results of GATX's 50% interest in the aircraft engine leasing joint venture, Rolls-Royce & Partners Finance, which was previously included in the Air segment. GATX plans to retain its interest in this investment. Prior periods have been restated to conform to the current presentation.

      The Specialty portfolio currently consists of approximately $500 million of owned assets (including on and off balance sheet assets) and third-party managed portfolios totaling approximately $470 million.

DISCONTINUED OPERATIONS

      In the third quarter of 2006, GATX signed an agreement to sell the majority of its aircraft leasing business to MALL. The sale of the wholly-owned aircraft was completed on November 30, 2006 and sale of the interests in joint venture aircraft was completed on January 17, 2007.

      In addition to the sale to MALL, GATX sold 27 aircraft to AerCap in the latter half of the year, and in July 2006 completed the sale of GATX's share of the Pembroke joint venture to management.

      In the first quarter of 2007, GATX will record final Air sale purchase price adjustments in Discontinued Operations; adjustments are not expected to be material to GATX's overall financial position.

SEGMENT REPORTING

      Based on GATX's exit from the aircraft leasing business, the Company may reformat segment results in the future. Any changes to segment reporting will be detailed in the Company's 2006 Annual Report on Form 10-K.

COMPANY DESCRIPTION

      GATX Corporation (NYSE:GMT) provides lease financing and related services to customers operating rail, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, IL since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company's website at www.gatx.com.

TELECONFERENCE INFORMATION

GATX Corporation will host a teleconference to discuss 2006 results. Teleconference details are as follows:

                             Thursday, January 25th
                             11:00 A.M. EASTERN TIME
                        Domestic Dial-In:    1-800-706-6082
                      International Dial-In: 1-706-634-7421
                  Replay: 1-800-642-1687 / Access Code: 5984330

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS

Certain statements may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," or "project" and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties include, but are not limited to, general economic conditions; lease rates, utilization levels and operating costs in GATX's primary asset segments; conditions in the capital markets; changes in GATX's or GATX Financial Corporation's credit ratings; dynamics affecting companies within the markets served by GATX; regulatory rulings that may impact the economic value and operating costs of assets; competitive factors in GATX's primary markets including lease pricing and asset availability; changes in loss provision levels within GATX's portfolio; impaired asset charges that may result from changing market conditions or implementation of portfolio management initiatives by GATX; the outcome of pending or threatened litigation and general market conditions in the rail, air, marine and other large-ticket industries. Other factors and unanticipated events could adversely affect our business operations and financial performance. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in other of our filings with the SEC, including our Annual Report on Form 10-K/A. These risks, uncertainties and other factors should be carefully considered in evaluating the forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Rhonda S. Johnson
312-621-6262
rhonda.johnson@gatx.com

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

(01/25/07)
                               --Tabular Follows--

                        GATX CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                              THREE MONTHS ENDED   TWELVE MONTHS ENDED
                                                  DECEMBER 31           DECEMBER 31
                                              ------------------   -------------------
                                                2006      2005       2006       2005
                                               ------   -------    --------   --------
GROSS INCOME
Lease income                                   $214.0   $ 197.5    $  826.2   $  763.2
Marine operating revenue                         66.4      43.2       205.6      135.7
Interest income on loans                          0.5       2.7         3.6        9.6
Asset remarketing income                          6.0       1.1        47.6       41.4
Fees                                              0.7       1.0         4.9        5.1
Other income                                     17.6      18.4        65.1       74.4
                                               ------   -------    --------   --------
   Revenues                                     305.2     263.9     1,153.0    1,029.4
Share of affiliates' earnings                    12.9      12.1        76.1       73.7
                                               ------   -------    --------   --------
TOTAL GROSS INCOME                              318.1     276.0     1,229.1    1,103.1

OWNERSHIP COSTS
Depreciation                                     44.4      36.5       163.3      142.9
Interest expense, net                            34.6      25.7       129.2      105.7
Operating lease expense                          39.4      45.7       166.6      180.0
                                               ------   -------    --------   --------
TOTAL OWNERSHIP COSTS                           118.4     107.9       459.1      428.6

OTHER COSTS AND EXPENSES
Maintenance expense                              52.9      52.8       201.8      194.1
Marine operating expense                         53.5      36.6       161.2      108.9
Selling, general and administrative expense      39.6      39.1       146.7      141.0
Asset impairment charges                          1.7       2.1         5.5        6.2
Other expenses                                    7.2      14.4        28.7       52.3
                                               ------   -------    --------   --------
TOTAL OTHER COSTS AND EXPENSES                  154.9     145.0       543.9      502.5
                                               ------   -------    --------   --------
INCOME FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                           44.8      23.1       226.1      172.0
INCOME TAXES                                     17.1      13.7        75.6       66.4
                                               ------   -------    --------   --------
INCOME FROM CONTINUING OPERATIONS                27.7       9.4       150.5      105.6
INCOME (LOSS) FROM DISCONTINUED
   OPERATIONS, NET OF TAXES                       7.4    (121.3)      (38.8)    (119.9)
                                               ------   -------    --------   --------
NET INCOME (LOSS)                              $ 35.1   $(111.9)   $  111.7   $  (14.3)
                                               ======   =======    ========   ========

                        GATX CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (CONTINUED)

                                                 THREE MONTHS ENDED   TWELVE MONTHS ENDED
                                                     DECEMBER 31          DECEMBER 31
                                                 ------------------   -------------------
                                                    2006      2005       2006      2005
                                                  -------   -------    -------   -------
PER SHARE DATA
Basic:
   Income from continuing operations              $  0.54   $  0.19    $  2.95   $  2.11
   Income (Loss) from discontinued operations        0.14     (2.40)     (0.76)    (2.40)
                                                  -------   -------    -------   -------
Total                                             $  0.68   $ (2.21)   $  2.19   $ (0.29)
                                                  =======   =======    =======   =======
Average number of common shares (in thousands)     51,420    50,613     51,001    50,106

Diluted:
   Income from continuing operations              $  0.50   $  0.19    $  2.63   $  1.94
   Income (Loss) from discontinued operations        0.11     (2.37)     (0.63)    (1.96)
                                                  -------   -------    -------   -------
Total                                             $  0.61   $ (2.18)   $  2.00   $ (0.02)
                                                  =======   =======    =======   =======
Average number of common shares and
   common share equivalents (in thousands)         62,091    51,264     62,101    61,020

Dividends declared per common share               $  0.21   $  0.20    $  0.84   $  0.80

                        GATX CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                  (IN MILLIONS)

                                               DECEMBER 31   DECEMBER 31
                                                   2006          2005
                                               -----------   -----------
ASSETS

CASH AND CASH EQUIVALENTS                       $   196.2     $   106.0
RESTRICTED CASH                                      48.0          53.1

RECEIVABLES
Rent and other receivables                          102.5          81.4
Finance leases                                      402.6         313.6
Loans                                                36.0          37.3
   Less: Allowance for possible losses               (9.6)        (12.7)
                                                ---------     ---------
                                                    531.5         419.6

OPERATING LEASE ASSETS, FACILITIES AND OTHER
Rail                                              4,352.4       3,728.1
Specialty                                           113.6          90.8
Other                                               361.2         234.9
   Less: Allowance for depreciation              (1,798.0)     (1,741.6)
                                                ---------     ---------
                                                  3,029.2       2,312.2

INVESTMENTS IN AFFILIATED COMPANIES                 291.9         283.9
GOODWILL                                             92.8          86.0
OTHER ASSETS                                        222.2         276.8
ASSETS OF DISCONTINUED OPERATIONS                   232.2       1,706.8
                                                ---------     ---------
TOTAL ASSETS                                    $ 4,644.0     $ 5,244.4
                                                =========     =========
LIABILITIES AND SHAREHOLDERS' EQUITY

ACCOUNTS PAYABLE AND ACCRUED EXPENSES           $   159.6     $   166.1

DEBT
Commercial paper and bank credit facilities          22.4          57.0
Recourse                                          2,138.1       2,715.4
Nonrecourse                                           2.7          37.7
Capital lease obligations                            51.5          62.5
                                                ---------     ---------
                                                  2,214.7       2,872.6

DEFERRED INCOME TAXES                               754.8         683.4
OTHER LIABILITIES                                   351.9         373.7
LIABILITIES OF DISCONTINUED OPERATIONS                 --         126.3
                                                ---------     ---------
TOTAL LIABILITIES                                 3,481.0       4,222.1
SHAREHOLDERS' EQUITY                              1,163.0       1,022.3
                                                ---------     ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $ 4,644.0     $ 5,244.4
                                                =========     =========

                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                      THREE MONTHS ENDED DECEMBER 31, 2006
                                  (IN MILLIONS)

                                                                           GATX
                                            RAIL    SPECIALTY   OTHER   CONSOLIDATED
                                           ------   ---------   -----   ------------
GROSS INCOME
Lease income                               $201.0     $12.0     $ 1.0      $214.0
Marine operating revenue                       --        --      66.4        66.4
Interest income on loans                       --       0.5        --         0.5
Asset remarketing income                      3.9       2.1        --         6.0
Fees                                          0.3       0.4        --         0.7
Other income                                 15.7       1.4       0.5        17.6
                                           ------     -----     -----      ------
   Revenues                                 220.9      16.4      67.9       305.2
Share of affiliates' earnings                 5.2       7.7        --        12.9
                                           ------     -----     -----      ------
TOTAL GROSS INCOME                          226.1      24.1      67.9       318.1

OWNERSHIP COSTS
Depreciation                                 38.7       2.1       3.6        44.4
Interest expense, net                        27.8       4.0       2.8        34.6
Operating lease expense                      38.5       1.0      (0.1)       39.4
                                           ------     -----     -----      ------
TOTAL OWNERSHIP COSTS                       105.0       7.1       6.3       118.4

OTHER COSTS AND EXPENSES
Maintenance expense                          52.8       0.1        --        52.9
Marine operating expense                       --        --      53.5        53.5
Selling, general and administrative          19.4       2.3      17.9        39.6
Asset impairment charges                      0.2       1.5        --         1.7
Other expenses                                4.9       2.3        --         7.2
                                           ------     -----     -----      ------
TOTAL OTHER COSTS AND EXPENSES               77.3       6.2      71.4       154.9
                                           ------     -----     -----      ------
INCOME (LOSS) FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                       43.8      10.8      (9.8)       44.8
INCOME TAX PROVISION (BENEFIT)               16.9       3.8      (3.6)       17.1
                                           ------     -----     -----      ------
INCOME (LOSS) FROM CONTINUING OPERATIONS   $ 26.9     $ 7.0     $(6.2)     $ 27.7
                                           ======     =====     =====      ======

                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                      THREE MONTHS ENDED DECEMBER 31, 2005
                                  (IN MILLIONS)

                                                                             GATX
                                            RAIL    SPECIALTY    OTHER   CONSOLIDATED
                                           ------   ---------   ------   ------------
GROSS INCOME
Lease income                               $187.1     $ 8.9     $  1.5      $197.5
Marine operating revenue                       --        --       43.2        43.2
Interest income on loans                       --       0.8        1.9         2.7
Asset remarketing income                      0.2       0.9         --         1.1
Fees                                          0.4       0.6         --         1.0
Other income                                 18.5       1.2       (1.3)       18.4
                                           ------     -----     ------      ------
   Revenues                                 206.2      12.4       45.3       263.9
Share of affiliates' earnings                 3.3       8.8         --        12.1
                                           ------     -----     ------      ------
TOTAL GROSS INCOME                          209.5      21.2       45.3       276.0

OWNERSHIP COSTS
Depreciation                                 33.1       1.1        2.3        36.5
Interest expense, net                        20.4       4.0        1.3        25.7
Operating lease expense                      44.8       1.0       (0.1)       45.7
                                           ------     -----     ------      ------
TOTAL OWNERSHIP COSTS                        98.3       6.1        3.5       107.9

OTHER COSTS AND EXPENSES
Maintenance expense                          52.7       0.1         --        52.8
Marine operating expense                       --        --       36.6        36.6
Selling, general and administrative          19.4       2.2       17.5        39.1
Asset impairment charges                      0.4       1.7         --         2.1
Other expenses                               11.0       3.8       (0.4)       14.4
                                           ------     -----     ------      ------
TOTAL OTHER COSTS AND EXPENSES               83.5       7.8       53.7       145.0
                                           ------     -----     ------      ------

INCOME (LOSS) FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                       27.7       7.3      (11.9)       23.1
INCOME TAX PROVISION                          9.8       2.5        1.4        13.7
                                           ------     -----     ------      ------
INCOME (LOSS) FROM CONTINUING OPERATIONS   $ 17.9     $ 4.8     $(13.3)     $  9.4
                                           ======     =====     ======      ======

                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                      TWELVE MONTHS ENDED DECEMBER 31, 2006
                                  (IN MILLIONS)

                                                                             GATX
                                            RAIL    SPECIALTY    OTHER   CONSOLIDATED
                                           ------   ---------   ------   ------------
GROSS INCOME

Lease income                               $780.0     $ 42.0    $  4.2     $  826.2
Marine operating revenue                       --         --     205.6        205.6
Interest income on loans                       --        3.6        --          3.6
Asset remarketing income                     19.7       27.9        --         47.6
Fees                                          1.6        3.3        --          4.9
Other income                                 59.0        5.5       0.6         65.1
                                           ------     ------    ------     --------
   Revenues                                 860.3       82.3     210.4      1,153.0
Share of affiliates' earnings                22.7       53.4        --         76.1
                                           ------     ------    ------     --------
TOTAL GROSS INCOME                          883.0      135.7     210.4      1,229.1

OWNERSHIP COSTS
Depreciation                                146.1        7.0      10.2        163.3
Interest expense, net                        97.8       17.8      13.6        129.2
Operating lease expense                     163.0        3.9      (0.3)       166.6
                                           ------     ------    ------     --------
TOTAL OWNERSHIP COSTS                       406.9       28.7      23.5        459.1

OTHER COSTS AND EXPENSES
Maintenance expense                         201.7        0.1        --        201.8
Marine operating expense                       --         --     161.2        161.2
Selling, general and administrative          79.1        8.7      58.9        146.7
Asset impairment charges                      1.1        4.4        --          5.5
Other expenses                               24.6        4.5      (0.4)        28.7
                                           ------     ------    ------     --------
TOTAL OTHER COSTS AND EXPENSES              306.5       17.7     219.7        543.9
                                           ------     ------    ------     --------

INCOME (LOSS) FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                      169.6       89.3     (32.8)       226.1
INCOME TAX PROVISION (BENEFIT)               53.2       34.2     (11.8)        75.6
                                           ------     ------    ------     --------
INCOME (LOSS) FROM CONTINUING OPERATIONS   $116.4     $ 55.1    $(21.0)    $  150.5
                                           ======     ======    ======     ========

                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                      TWELVE MONTHS ENDED DECEMBER 31, 2005
                                  (IN MILLIONS)

                                                                             GATX
                                            RAIL    SPECIALTY    OTHER   CONSOLIDATED
                                           ------   ---------   ------   ------------
GROSS INCOME
Lease income                               $729.4     $ 31.4    $  2.4    $  763.2
Marine operating revenue                       --         --     135.7       135.7
Interest income on loans                       --        7.7       1.9         9.6
Asset remarketing income                     13.3       28.1        --        41.4
Fees                                          1.7        3.4        --         5.1
Other income                                 63.8        9.7       0.9        74.4
                                           ------     ------    ------    --------
   Revenues                                 808.2       80.3     140.9     1,029.4
Share of affiliates' earnings                13.7       60.0        --        73.7
                                           ------     ------    ------    --------
TOTAL GROSS INCOME                          821.9      140.3     140.9     1,103.1

OWNERSHIP COSTS
Depreciation                                132.1        4.2       6.6       142.9
Interest expense, net                        81.9       18.0       5.8       105.7
Operating lease expense                     176.2        4.1      (0.3)      180.0
                                           ------     ------    ------    --------
TOTAL OWNERSHIP COSTS                       390.2       26.3      12.1       428.6

OTHER COSTS AND EXPENSES
Maintenance expense                         193.3        0.8        --       194.1
Marine operating expenses                      --         --     108.9       108.9
Selling, general and administrative          73.0        7.7      60.3       141.0
Asset impairment charges                      3.0        3.2        --         6.2
Other expenses                               37.9        5.1       9.3        52.3
                                           ------     ------    ------    --------
TOTAL OTHER COSTS AND EXPENSES              307.2       16.8     178.5       502.5
                                           ------     ------    ------    --------
INCOME (LOSS) FROM CONTINUING OPERATIONS
    BEFORE INCOME TAXES                     124.5       97.2     (49.7)      172.0
INCOME TAX PROVISION (BENEFIT)               42.8       36.3     (12.7)       66.4
                                           ------     ------    ------    --------
INCOME (LOSS) FROM CONTINUING OPERATIONS   $ 81.7     $ 60.9    $(37.0)   $  105.6
                                           ======     ======    ======    ========

                        GATX CORPORATION AND SUBSIDIARIES
                      SUPPLEMENTAL INFORMATION (UNAUDITED)
                       (IN MILLIONS, EXCEPT RAILCAR DATA)

                                                            12/31/2006   12/31/2005
                                                            ----------   ----------
ASSETS BY SEGMENT
   Rail                                                      $4,602.9     $4,076.8
   Specialty                                                    499.5        465.0
   Other                                                        386.2        290.2
                                                             --------     --------
Total Assets of Continuing Operations, Excluding Cash (A)     5,488.6      4,832.0
   Discontinued Operations                                      232.2      1,742.8
                                                             --------     --------
Total Assets, Excluding Cash (A)                             $5,720.8     $6,574.8

Investment Volume from Continuing Operations                    763.1        503.2
Non-performing Investments                                       21.6         30.6

CAPITAL STRUCTURE
Commercial Paper and Bank Credit Facilities, Net of
   Unrestricted Cash                                           (173.8)       (49.0)
Debt:
   On Balance Sheet
      Recourse                                                2,138.1      2,715.4
      Nonrecourse                                                 2.7         37.7
   Off Balance Sheet
      Recourse                                                  977.1      1,129.7
      Nonrecourse                                               343.9        359.8
   Capital Lease Obligations                                     51.5         62.5
Total Borrowings, Net of Unrestricted Cash                   $3,339.5     $4,256.1
Total Recourse Debt (B)                                       2,992.9      3,858.6
Shareholders' Equity and Allowance for Losses                 1,172.6      1,035.0
Recourse Leverage                                                 2.6          3.7

ASSET REMARKETING INCOME FROM CONTINUING OPERATIONS
   Disposition Gains on Owned Assets                             18.1         23.8
   Residual Sharing Income                                       29.5         17.6
                                                             --------     --------
Total Asset Remarketing Income                               $   47.6     $   41.4

NORTH AMERICAN RAILCAR DATA
Fleet Utilization                                                  99%          98%
Beginning Fleet Size                                          108,151      106,819
   Additions                                                    6,302        5,400
   Scrapped/Sold                                               (3,975)      (4,068)
                                                             --------     --------
Ending Fleet Size                                             110,478      108,151

(A)  Includes off balance sheet assets

(B) Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash